================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 19, 1997

                         PRIDE PETROLEUM SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              LOUISIANA                               0-16963                                76-0069030
    (STATE OR OTHER JURISDICTION              (COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER
          OF INCORPORATION)                                                             IDENTIFICATION NO.)

   1500 CITY WEST BLVD., SUITE 400
           HOUSTON, TEXAS                                            77042
   (ADDRESS OF PRINCIPAL EXECUTIVE                                (ZIP CODE)
        OFFICES AND ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 713/789-1400

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 20, 1997, Pride Petroleum Services, Inc. (the "Company" or "Pride") consummated the transaction contemplated by the Purchase Agreement dated as of December 23, 1996, as amended (the "Dawson Purchase Agreement"), by and between the Company and Dawson Production Services, Inc. ("Dawson"), pursuant to which Dawson acquired, directly or indirectly, all the issued and outstanding equity interests in entities that own substantially all of the assets formerly owned by the Company relating primarily to the Company's domestic, onshore well servicing business. The purchase price consisted of $135,650,000 in cash, which was negotiated at arms' length. The Company had no material relationship with Dawson.

     The description of the Dawson Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Dawson Purchase Agreement, which is attached hereto and is incorporated herein by reference.

ITEM 5.  OTHER EVENTS

     On February 19, 1997, the Company entered into a definitive agreement (the "Noble Purchase Agreement") to acquire 12 mat-supported jackup drilling rigs and the hull of an additional jackup drilling rig from Noble Drilling Corporation ("Noble") for $265 million in cash. Nine of the rigs are currently operating in the Gulf of Mexico, one rig is operating offshore West Africa, one is undergoing refurbishment and two (including the rig hull) are presently stacked awaiting refurbishment. The Company expects to spend approximately $20 million to upgrade and complete the two rigs awaiting refurbishment. During the nine months ended September 30, 1996, the 10 rigs that were operating generated revenues of approximately $47.6 million, at an average operating rate of approximately $20,000 per rig per day. Recent high demand for these types of rigs, which typically work under well-to-well contracts, has resulted in a significant upward trend in day rates, with the average contracted rate now exceeding $26,000 per day. Based on current market rates and assuming continuing high demand, the rigs to be acquired from Noble are expected to generate revenues at an annual rate of approximately $120 million.

     The Noble Purchase Agreement is subject to customary conditions, including expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act and completion by the Company of satisfactory financing arrangements. The closing of the transaction is expected to occur in early June 1997. The Company plans to finance the purchase through the issuance of a combination of its debt securities and common stock. The Company has placed in escrow a deposit of $20 million, which will be retained by Noble if the Company fails to secure adequate financing or is otherwise unable to close by June 30, 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (b)  PRO FORMA FINANCIAL INFORMATION

     Unaudited Pro Forma Combined
      Balance Sheet as of September
      30, 1996.......................     5

     Unaudited Pro Forma Combined
      Statement of Operations for the
      Nine Months Ended September 30,
      1996...........................     6

     Unaudited Pro Forma Combined
      Statement of Operations for the
      Year Ended December 31, 1995...     7

     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................     8

     (c)  EXHIBITS

   2.1 -- Purchase Agreement, dated as of December 23, 1996, by and between Pride Petroleum Services, Inc. and Dawson Production Services, Inc.

   2.2 -- First Amendment to Purchase Agreement, dated as of February 20, 1997, by and between Pride Petroleum Services, Inc. and Dawson Production Services, Inc.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Balance Sheet as of September 30, 1996 and the Unaudited Pro Forma Combined Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 illustrate the effect of (i) the acquisition of Quitral-Co S.A.I.C. ("Quitral-Co") by Pride, (ii) the acquisition of Forasol-Foramer N.V. ("Forasol-Foramer") by Pride, (iii) the sale of Pride's U.S. land-based well servicing operations to Dawson and (iv) the related financing transactions.

     The acquisition of Quitral-Co was completed in April 1996, and the sale of Pride's U.S. land-based well servicing operations to Dawson was completed on February 20, 1997. The acquisition of Forasol-Foramer by Pride is currently scheduled to be completed on or about March 10, 1997, having previously been approved by the shareholders of Pride.

     The historical balance sheet and results of operations for Pride have been derived from Pride's consolidated financial statements. The historical results of operations for Quitral-Co have been derived from Quitral-Co's consolidated financial statements as adjusted for U.S. GAAP and have been translated into U.S. dollars in accordance with U.S. GAAP. The historical balance sheet and results of operations for Forasol-Foramer have been derived from Forasol-Foramer's historical consolidated financial statements. The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming the acquisition of Forasol-Foramer by Pride, the sale of Pride's U.S. land-based well servicing operations, and the related financing transactions were consummated as of September 30, 1996. The Unaudited Pro Forma Statements of Operations have been prepared assuming that such transactions were consummated as of January 1, 1995.

     The pro forma adjustments and the resulting unaudited pro forma combined financial statements are based upon available information and certain assumptions and estimates described in the notes to unaudited pro forma combined financial statements. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments reflected in the pro forma combined financial information are preliminary and have been made solely for purposes of developing the pro forma combined financial information. However, Pride's management believes that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transactions reflected thereby and that any subsequent changes in the underlying assumptions and estimates (other than changes after closing of the relevant transactions to reflect cost savings resulting from the termination of redundant personnel) will not materially affect the pro forma combined financial statements presented herein. The pro forma combined financial statements do not purport to represent what Pride's financial position or results of operations actually would have been had the acquisition of Quitral-Co, the acquisition of Forasol-Foramer, the sale of Pride's U.S. land-based well servicing operations and the related financing transactions occurred on the dates indicated or to project Pride's financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma combined financial statements do not reflect changes which may occur as the result of post-combination activities and other matters.

     The unaudited pro forma combined financial statements and the notes thereto should be read in conjunction with the historical financial statements of Pride, including the notes thereto, the historical financial statements of Forasol-Foramer, including the notes thereto, and the historical financial statements of Quitral-Co, including the Notes thereto, all of which have been included in previous filings made by Pride under the Securities Exchange Act of 1934, as amended.

     PRIDE'S PRO FORMA EARNINGS PER SHARE SET FORTH HEREIN REFLECT SUBSTANTIAL DILUTION AS A RESULT OF INCLUSION OF THE OPERATING RESULTS OF FORASOL-FORAMER. PRIDE'S MANAGEMENT DOES NOT BELIEVE THAT FORASOL-FORAMER'S HISTORICAL OPERATING RESULTS FOR THE YEAR ENDED DECEMBER 31, 1995 OR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 ARE INDICATIVE OF THE OPERATING PERFORMANCE THAT IS EXPECTED TO BE ACHIEVED FOLLOWING THE FORASOL-FORAMER ACQUISITION (THE "BUSINESS COMBINATION"). DURING THESE HISTORICAL PERIODS, ONE OF FORASOL-FORAMER'S SEMI-SUBMERSIBLE RIGS, THE PERFORMANCE OF WHICH SIGNIFICANTLY AFFECTS OPERATING RESULTS, WAS STACKED AND SUBSEQUENTLY REFURBISHED. IT WAS PLACED BACK INTO

SERVICE IN THE FOURTH QUARTER OF 1996. THE WORLDWIDE MARKET FOR SEMI-SUBMERSIBLE RIGS HAS RECENTLY EFFECTIVELY REACHED FULL UTILIZATION OF AVAILABLE UNITS. SUCH DEMAND HAS RESULTED IN SUBSTANTIAL APPRECIATION OF PREVAILING DAY RATES FOR SUCH RIGS. FORASOL-FORAMER HAS ENTERED INTO NEW WORK AGREEMENTS FOR BOTH OF ITS SEMI-SUBMERSIBLE RIGS TO COMMENCE DURING 1997. THESE CONTRACTS WILL RESULT IN DAY RATES WHICH WILL BE APPROXIMATELY DOUBLE THE RATES CURRENTLY BEING RECEIVED BY FORASOL-FORAMER. THE NEW CONTRACTS FOR THE TWO RIGS HAVE MINIMUM TERMS OF APPROXIMATELY FOUR YEARS AND ONE YEAR, RESPECTIVELY. ADDITIONALLY, FORASOL-FORAMER HAS EXPERIENCED IMPROVED DEMAND FOR CERTAIN OTHER OF ITS OFFSHORE AND LAND RIGS. THESE AND OTHER FACTORS, INCLUDING SUBSTANTIAL COST SAVINGS EXPECTED TO BE REALIZED FROM THE ELIMINATION OF REDUNDANT ADMINISTRATIVE FUNCTIONS, HAVE LED PRIDE AND ITS FINANCIAL ADVISOR TO CONCLUDE THAT FORASOL-FORAMER'S OPERATING RESULTS FOR 1997 SHOULD SHOW SIGNIFICANT IMPROVEMENT FROM THOSE REPORTED FOR THE 1995 AND 1996 PERIODS, AND SHOULD BE ACCRETIVE TO PRIDE'S 1997 EARNINGS PER SHARE.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                                                     BUSINESS        PRIDE/       SALE OF        PRO-
                                          PRIDE        FORASOL      COMBINATION      FORASOL     U.S. LAND      FORMA
                                        HISTORICAL    HISTORICAL    ADJUSTMENTS     COMBINED     BUSINESS      COMBINED
                                        ----------    ----------    -----------     ---------    ---------     --------
CURRENT ASSETS
  Cash and cash equivalents..........    $  26,515     $  23,834     $ 100,000(H)   $  27,149    $ 40,750 (P)  $37,899
                                                                      (123,200)(I)                (30,000)(Q)
  Short-term investments.............          401        --                              401                      401
  Trade receivables, net.............       87,268        45,370                      132,638                  132,638
  Parts and supplies.................       24,065        --                           24,065      (2,000)(P)   22,065
  Deferred income taxes..............        2,480         1,994                        4,474                    4,474
  Other current assets...............       15,390        15,938                       31,328                   31,328
                                        ----------    ----------                    ---------                  --------
         Total current assets........      156,119        87,136                      220,055                  228,805
                                        ----------    ----------                    ---------                  --------
PROPERTY AND EQUIPMENT, NET..........      361,759       239,272       160,052(I)     761,083     (43,100)(P)  717,983
OTHER ASSETS
  Investments in and advances to
    affiliates.......................       --             9,346                        9,346                    9,346
  Deferred income taxes..............       --             8,710                        8,710                    8,710
  Goodwill and other intangibles,
    net..............................        3,254        --                            3,254                    3,254
  Other..............................        8,472         6,339                       14,811                   14,811
                                        ----------    ----------                    ---------                  --------
         Total other assets..........       11,726        24,395                       36,121                   36,121
                                        ----------    ----------                    ---------                  --------
                                         $ 529,604     $ 350,803                    $1,017,259                 $982,909
                                        ==========    ==========                    =========                  ========
CURRENT LIABILITIES
  Accounts payable...................    $  32,513     $  25,983                    $  58,496                  $58,496
  Accrued expenses...................       31,204        30,852                       62,056    $   (650)(P)   61,406
  Current portion of long-term
    debt.............................       32,671        20,387     $  20,000(H)      73,058      (9,000)(P)   58,058
                                                                                                   (6,000)(Q)
  Current portion of long-term lease
    obligations......................       --             4,712                        4,712                    4,712
                                        ----------    ----------                    ---------                  --------
         Total current liabilities...       96,388        81,934                      198,322                  182,672
                                        ----------    ----------                    ---------                  --------
OTHER LONG-TERM LIABILITIES..........       13,313         9,779                       23,092                   23,092
LONG-TERM DEBT, NET OF CURRENT
  PORTION............................       97,947        25,783        80,000(H)     203,730     (36,900)(P)  142,830
                                                                                                  (24,000)(Q)
LONG-TERM LEASE OBLIGATIONS, NET OF
  CURRENT PORTION....................       --            34,597                       34,597                   34,597
CONVERTIBLE SUBORDINATED
  DEBENTURES.........................       80,500        --                           80,500                   80,500
DEFERRED INCOME TAXES................       48,787         6,354        56,000(I)     111,141     (12,000)(P)   99,141
MINORITY INTEREST....................       --             2,908                        2,908                    2,908
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Common stock.......................            1            94           (94)(I)          1                        1
  Paid-in capital....................      142,727       140,688      (140,688)(I)    313,027                  313,027
                                                                       170,300(I)
  Treasury stock, at cost............         (191)       --                             (191)                    (191 )
  Retained earnings..................       50,132        49,006       (49,006)(I)     50,132      54,200 (P)  104,332
  Cumulative translation
    adjustment.......................       --              (340)          340(I)      --                        --
                                        ----------    ----------                    ---------                  --------
         Total shareholders'
          equity.....................      192,669       189,448                      362,969                  417,169
                                        ----------    ----------                    ---------                  --------
                                         $ 529,604     $ 350,803                    $1,017,259                 $982,909
                                        ==========    ==========                    =========                  ========

The accompanying notes are an integral part of the pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  BUSINESS        PRIDE                    BUSINESS        PRIDE/
                                         PRIDE      QUITRAL-CO   COMBINATION       PRO-       FORASOL     COMBINATION      FORASOL
                                       HISTORICAL   HISTORICAL   ADJUSTMENTS      FORMA      HISTORICAL   ADJUSTMENTS     COMBINED
                                       ----------   ----------   -----------    ----------   ----------   -----------     ---------
REVENUES.............................   $ 283,593    $  47,410     $15,800(A)    $ 346,803    $ 137,640                   $ 484,443
                                       ----------   ----------                  ----------   ----------                   ---------
COSTS AND EXPENSES
  Operating costs....................     202,796       37,001      12,340(A)      252,137      108,536                     360,673
  Depreciation and amortization......      19,987        2,847         950(A)       24,314       16,598    $   5,025(J)      45,937
                                                                       530(B)
  Selling, general and
   administrative....................      34,120        2,871         960(A)       37,951       12,606                      50,557
                                       ----------   ----------                  ----------   ----------                   ---------
    Total costs and expenses.........     256,903       42,719                     314,402      137,740                     457,167
                                       ----------   ----------                  ----------   ----------                   ---------
EARNINGS FROM OPERATIONS.............      26,690        4,691                      32,401         (100)                     27,276
OTHER INCOME (EXPENSE)
  Other income (expense).............         475         (389)       (130)(A)         (44)       3,060                       3,016
  Interest income....................       2,044          242          80(A)        1,491          818         (870)(K)      1,439
                                                                      (875)(C)
  Interest expense...................      (9,856)        (294)       (100)(A)     (12,550)      (6,937)      (6,375)(L)    (24,437)
                                                                      (380)(D)                                 1,425(M)
                                                                    (1,920)(E)
                                       ----------   ----------                  ----------   ----------                   ---------
    Total other expense, net.........      (7,337)        (441)                    (11,103)      (3,059)                    (19,982)
                                       ----------   ----------                  ----------   ----------                   ---------
EARNINGS BEFORE MINORITY INTEREST AND
 INCOME TAXES........................      19,353        4,250                      21,298       (3,159)                      7,294
MINORITY INTEREST....................      --           --                          --             (310)                       (310)
                                       ----------   ----------                  ----------   ----------                   ---------
EARNINGS BEFORE INCOME TAXES.........      19,353        4,250                      21,298       (2,849)                      7,604
INCOME TAX PROVISION.................       4,899        1,091        (829)(F)       5,161          561       (4,160)(N)      1,562
                                       ----------   ----------                  ----------   ----------                   ---------
NET EARNINGS.........................   $  14,454    $   3,159                   $  16,137    $  (3,410)                  $   6,042
                                       ==========   ==========                  ==========   ==========                   =========
NET EARNINGS PER SHARE
  Primary............................   $     .52                                $     .59                                $     .16
                                       ==========                               ==========                                =========
  Fully diluted......................   $     .50                                $     .55
                                       ==========                               ==========
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
  Primary............................      27,539                                   27,539                    11,099(O)      38,638
                                       ==========                               ==========                                =========
  Fully diluted......................      33,518                      621(G)       34,139
                                       ==========                               ==========

                                        SALE OF        PRO-
                                       U.S. LAND      FORMA
                                       BUSINESS      COMBINED
                                       ---------     --------
REVENUES.............................  $ (87,290)(R) $397,153
                                                     --------
COSTS AND EXPENSES
  Operating costs....................    (67,756)(R)  292,917
  Depreciation and amortization......     (4,070)(R)   41,867
  Selling, general and
   administrative....................    (10,252)(R)   40,305
                                                     --------
    Total costs and expenses.........                 375,089
                                                     --------
EARNINGS FROM OPERATIONS.............                  22,064
OTHER INCOME (EXPENSE)
  Other income (expense).............       (230)(R)    2,786
  Interest income....................        405(S)     1,844
  Interest expense...................      2,244(R)   (20,293)
                                           1,900(T)
                                                     --------
    Total other expense, net.........                 (15,663)
                                                     --------
EARNINGS BEFORE MINORITY INTEREST AND
 INCOME TAXES........................                   6,401
MINORITY INTEREST....................                    (310)
                                                     --------
EARNINGS BEFORE INCOME TAXES.........                   6,711
INCOME TAX PROVISION.................       (463)(U)    1,099
                                                     --------
NET EARNINGS.........................                 $ 5,612
                                                     ========
NET EARNINGS PER SHARE
  Primary............................                 $   .15
                                                     ========
  Fully diluted......................
WEIGHTED AVERAGE COMMON SHARES AND
  EQUIVALENTS OUTSTANDING
  Primary............................                  38,638
                                                     ========
  Fully diluted......................

The accompanying notes are an integral part of the pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  BUSINESS        PRIDE                    BUSINESS        PRIDE/
                                         PRIDE      QUITRAL-CO   COMBINATION       PRO-       FORASOL     COMBINATION      FORASOL
                                       HISTORICAL   HISTORICAL   ADJUSTMENTS      FORMA      HISTORICAL   ADJUSTMENTS     COMBINED
                                       ----------   ----------   -----------    ----------   ----------   -----------     ---------
REVENUES.............................   $ 263,599    $ 194,564                   $ 458,163    $ 171,500                   $ 629,663
                                       ----------   ----------                  ----------   ----------                   ---------
COSTS AND EXPENSES
  Operating costs....................     188,252      157,985                     346,237      127,491                     473,728
  Depreciation and amortization......      16,657        9,807     $ 1,600(B)       28,064       20,264    $   6,700(J)      55,028
  Selling, general and
    administrative...................      32,418        8,645                      41,063       17,660                      58,723
                                       ----------   ----------                  ----------   ----------                   ---------
        Total costs and expenses.....     237,327      176,437                     415,364      165,415                     587,479
                                       ----------   ----------                  ----------   ----------                   ---------
EARNINGS FROM OPERATIONS.............      26,272       18,127                      42,799        6,085                      42,184
OTHER INCOME (EXPENSE)
  Other income (expense).............       1,687          (23)                      1,664          382                       2,046
  Interest income....................         740          502                       1,242          555       (1,160)(K)        637
  Interest expense...................      (6,276)      (5,945)     (4,450)(D)     (22,421)      (9,338)      (8,500)(L)    (36,459)
                                                                    (5,750)(E)                                 3,800(M)
                                       ----------   ----------                  ----------   ----------                   ---------
        Total other expense, net.....      (3,849)      (5,466)                    (19,515)      (8,401)                    (33,776)
                                       ----------   ----------                  ----------   ----------                   ---------
EARNINGS BEFORE MINORITY INTEREST AND
  INCOME TAXES.......................      22,423       12,661                      23,284       (2,316)                      8,408
MINORITY INTEREST....................      --           --                          --            1,288                       1,288
                                       ----------   ----------                  ----------   ----------                   ---------
EARNINGS BEFORE INCOME TAXES.........      22,423       12,661                      23,284       (3,604)                      7,120
INCOME TAX PROVISION.................       7,064        3,867      (4,025)(F)       6,906          409       (5,680)(N)      1,635
                                       ----------   ----------                  ----------   ----------                   ---------
NET EARNINGS FROM CONTINUING
  OPERATIONS.........................   $  15,359    $   8,794                   $  16,378    $  (4,013)                  $   5,485
                                       ==========   ==========                  ==========   ==========                   =========
NET EARNINGS PER SHARE
  Primary............................   $    0.60                                $     .64                                $     .15
                                       ==========                                                                         =========
                                                                                ----------
  Fully diluted......................   $    0.60                                $     .61
                                       ==========                               ==========
WEIGHTED AVERAGE COMMON
  SHARES AND EQUIVALENTS OUTSTANDING
  Primary............................      25,465                                   25,465                    11,099(O)      36,564
                                       ==========                               ==========                                =========
  Fully diluted......................      25,840                    6,571(G)       32,411
                                       ==========                               ==========

                                        SALE OF        PRO-
                                       U.S. LAND      FORMA
                                       BUSINESS      COMBINED
                                       ---------     --------
REVENUES.............................  $(113,115)(R) $516,548
                                                     --------
COSTS AND EXPENSES
  Operating costs....................    (86,177)(R)  387,551
  Depreciation and amortization......     (5,385)(R)   49,643
  Selling, general and
    administrative...................    (13,504)(R)   45,219
                                                     --------
        Total costs and expenses.....                 482,413
                                                     --------
EARNINGS FROM OPERATIONS.............                  34,135
OTHER INCOME (EXPENSE)
  Other income (expense).............     (1,260)(R)      786
  Interest income....................        540(S)     1,177
  Interest expense...................        821(R)   (33,088)
                                           2,550(T)
                                                     --------
        Total other expense, net.....                 (31,125)
                                                     --------
EARNINGS BEFORE MINORITY INTEREST AND
  INCOME TAXES.......................                   3,010
MINORITY INTEREST....................                   1,288
                                                     --------
EARNINGS BEFORE INCOME TAXES.........                   1,722
INCOME TAX PROVISION.................     (2,148)(U)     (513)
                                                     --------
NET EARNINGS FROM CONTINUING
  OPERATIONS.........................                 $ 2,235
                                                     ========
NET EARNINGS PER SHARE
  Primary............................                 $   .06
                                                     ========
  Fully diluted......................
WEIGHTED AVERAGE COMMON
  SHARES AND EQUIVALENTS OUTSTANDING
  Primary............................                  36,564
                                                     ========
  Fully diluted......................

The accompanying notes are an integral part of the pro forma combined financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  BACKGROUND

     In April 1996, Pride acquired all of the outstanding capital stock of Quitral-Co from Perez Companc S.A., Astra C.A.P.S.A. and other shareholders for aggregate consideration of $140,000,000, consisting of $110,000,000 in cash and a note payable to the sellers for $30,000,000. The note payable bears interest at a variable rate of LIBOR plus 2% payable quarterly. Payments of principal are expected to be made in 30 monthly installments. Of the cash portion of the purchase price, $70,000,000 was funded from Pride's working capital and $40,000,000 from the net proceeds from two new long-term financing arrangements with three lending institutions. Borrowings under these arrangements, which are collateralized by substantially all of Pride's domestic land-based rig fleet and ancillary equipment, bear interest at a variable rate of prime plus 1/2% and are repayable in monthly installments of principal and interest over a five to six year period.

     In January 1996, Pride completed the public sale of $80,500,000 principal amount of 6 1/4% Convertible Subordinated Debentures due 2006, which resulted in net proceeds to Pride of approximately $77,585,000. Approximately $10,000,000 of such net proceeds were used to repay outstanding indebtedness. The remainder of such net proceeds was used to fund various capital projects, including the acquisition of Quitral-Co.

     In October 1996, Pride entered into a letter agreement providing for the acquisition of Forasol-Foramer. Pursuant to the agreement, Pride will issue .66 common shares and $6.80 cash for each share of Forasol-Foramer. A definitive purchase agreement setting forth additional specific terms and conditions was executed in December 1996. The transaction has been approved by both Pride's and Forasol-Foramer's shareholders, and is expected to close on or about March 10, 1997. For purposes of preparing the pro forma combined financial information included herein, it has been assumed that the cash portion of the purchase price, approximately $113,200,000, will be funded out of working capital and the proceeds of new bank facilities totalling $100,000,000, which it is assumed will be repayable over a period of five years and bear interest at a rate of 8.50% per annum. For each .25% change in the actual rate received, Pride/Forasol Combined net income will change by $160,000 for the year ended December 31, 1995 and $120,000 for the nine months ended September 30, 1996, and pro forma combined net income will change by $110,000 for the year ended December 31, 1995 and $85,000 for the nine months ended September 30, 1996.

     In February 1997, Pride sold substantially all of the assets used in its U.S. land-based well servicing operations for $135,650,000 in cash. After federal and state income taxes, repayment of approximately $45,900,000 of debt secured by the assets sold and prepayment of approximately $4,000,000 of lease payments on transferred assets subject to operating leases, Pride expects the remaining net proceeds to be approximately $40,750,000. For purposes of preparing the pro forma combined financial information included herein, it has been assumed that $30,000,000 of such net proceeds will be used to repay the new bank debt assumed to be incurred in connection with the acquisition of Forasol-Foramer.

2.  BASIS OF PRESENTATION

     The accompanying unaudited pro forma combined balance sheet has been prepared assuming the acquisition of Quitral-Co and Forasol-Foramer by Pride, the sale of Pride's U.S. land-based well servicing operations and the related financing transactions were consummated as of September 30, 1996. The unaudited pro forma combined statements of operations have been prepared assuming that such transactions were consummated as of January 1, 1995.

     Net earnings per share have been computed based on the weighted average number of common shares and common share equivalents outstanding on a pro forma basis during the applicable period. Common share equivalents include the number of shares issuable upon the exercise of stock options and warrants, less the number of shares that could have been repurchased with the exercise proceeds, using the treasury stock method. Fully diluted net earnings per share have not been presented on a pro forma combined basis as the calculation is anti-dilutive.

3.  MANAGEMENT ASSUMPTIONS

     The unaudited pro forma combined financial statements reflect the following pro forma adjustments related to the acquisition of Quitral-Co by Pride, the acquisition of Forasol-Foramer by Pride, the sale of Pride's U.S. land-based well servicing operations and the related financing transactions:

  QUITRAL-CO ACQUISITION

     (A) Estimated Quitral-Co April 1996 operating results. Prior to the acquisition by Pride in April 1996, the books and records of Quitral-Co were maintained in constant Argentine pesos in accordance with Argentine GAAP, which differs in certain respects from U.S. GAAP. Financial information in U.S. dollars prepared in accordance with U.S. GAAP has been prepared through March 31, 1996. Such U.S. dollar, U.S. GAAP information is not available for the period from March 31, 1996 through April 30, 1996, the date the acquisition by Pride was consummated. Accordingly, Pride management has estimated such results for purposes of preparing the accompanying pro forma financial information and believes that actual results would not be materially different.

     (B) Increase in depreciation and amortization expense resulting from the preliminary allocation of the purchase cost to the assets acquired and application of Pride's depreciation policies to such assets. Based on a preliminary determination of the fair values of the assets and liabilities acquired, approximately $161,420,000 was allocated to property and equipment. The pro forma adjustment to depreciation expense was based upon an estimated salvage value of 10% and an estimated average remaining useful life of 12.5 years for the Quitral-Co assets.

     (C) Reduction in historical interest income as a result of utilization of $70,000,000 in cash for the acquisition of Quitral-Co. Such cash amount constituted a portion of the net proceeds from the issuance by Pride in January 1996 of $80,500,000 principal amount of 6 1/4% Convertible Subordinated Debentures due 2006. Therefore, historical interest income on such cash amount for the three months prior to the accquisition of Quitral-Co by Pride has been reduced, based upon an approximate annual interest rate on investments during the period of 5.0%.

     (D) Increase in interest expense due to issuance and sale of $80,500,000 principal amount of 6 1/4% Convertible Subordinated Debentures due 2006, less decrease in interest expense on $10,000,000 of debt, bearing interest at an average rate of 8.5% per annum, retired with a portion of the net proceeds from such debentures. The pro forma adjustment to interest expense relating to these financing transactions is composed of the following:

                                            NINE MONTHS
                                               ENDED              YEAR ENDED
                                         SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                         ------------------    -----------------
                                                     (IN THOUSANDS)
Interest on convertible subordinated
  debentures............................       $  425               $ 5,000
Amortization of deferred financing
  costs.................................           25                   300
Interest on debt retired................          (70)                 (850)
                                               ------              --------
                                               $  380               $ 4,450
                                               ======              ========

     (E) Increase in interest expense resulting from $40,000,000 of net borrowings pursuant to two new collateralized term loans entered into in connection with the acquisition of Quitral-Co by Pride and the addition of a $30,000,000 note payable to the sellers. The pro forma adjustment to interest expense relating to these financing transactions is composed of the following:

                                            NINE MONTHS
                                               ENDED              YEAR ENDED
                                         SEPTEMBER 30, 1996    DECEMBER 31, 1995
                                         ------------------    -----------------
                                                     (IN THOUSANDS)
Collateralized term loans...............       $1,170               $ 3,500
Note payable to sellers.................          750                 2,250
                                             --------              --------
                                               $1,920               $ 5,750
                                             ========              ========

     The pro forma adjustment to interest expense relating to these financing transactions is based upon interest rates of 8.75% per annum for the collateralized term loans and 7.50% per annum for the note payable to sellers, which are the rates currently in effect for each of these loans. For each .25% change in the actual interest rates incurred on the collateralized term loans and the note payable to sellers, pro forma net earnings for the year ended December 31, 1995 will change by approximately $64,000 and $52,000, respectively. For the nine months ended September 30, 1996, the change in pro forma net earnings would be approximately $48,000 and $38,000, respectively.

     (F) Income tax effects of the pro forma adjustments included herein, based on a combined U.S. federal and state income tax rate of 36% and an Argentine income tax rate of 30% for 1995 and 33% for 1996. Such rates approximate the statutory rates in effect for the respective periods.

     (G) Increase in weighted average common shares and equivalents outstanding for fully diluted earnings per share calculation purposes, due to issuance by Pride of $80,500,000 principal amount of 6 1/4% Convertible Subordinated Debentures due 2006, which are convertible at a price of $12.25 per share.

  FORASOL-FORAMER ACQUISITION

     (H) Receipt of aggregate proceeds of $100,000,000 from anticipated new financing arrangements.

     (I) Acquisition of Forasol-Foramer by Pride for aggregate consideration of $283,500,000, consisting of $113,200,000 cash and 11,099,000 shares of common stock valued at $170,300,000, based on the approximate market value of Pride's common stock prior to the date of the letter agreement of $15.50 per share. In addition, management estimates that Pride will incur legal, accounting and other transaction-related costs, including Forasol-Foramer's closing costs and the cost to wind up its affairs and liquidate, totalling approximately $10,000,000. Based on a preliminary determination of the fair values of the assets and liabilities acquired, approximately $160,052,000 of the total purchase cost was allocated to property and equipment. Additional adjustments to reflect the acquisition include elimination of the equity accounts of Forasol-Foramer and to increase the deferred income tax liability by approximately $56,000,000 to provide for temporary differences resulting from the allocation of the pro forma purchase cost at the statutory French income tax rate of 33%.

     (J) Increase in depreciation and amortization expense resulting from the preliminary allocation of the purchase cost to the assets acquired and adoption by Forasol-Foramer of Pride's depreciation policies, based upon an estimated salvage value of 10% and an estimated average remaining useful life of 12.5 years for the Forasol-Foramer property and equipment.

     (K) Reduction in historical interest income as a result of utilization of a net $23,200,000 of cash for the acquisition of Forasol-Foramer, based upon an approximate annual interest rate on investments during the period of 5.0%.

     (L) Increase in interest expense resulting from $100,000,000 of borrowings pursuant to new financing arrangements to be entered into in connection with the acquisition of Forasol-Foramer by Pride.

     (M) Reduction in interest expense resulting from use of a portion of the net proceeds from Forasol-Foramer's public offering of common shares in May 1996 to repay indebtedness and liquidate capital lease obligations of Forasol-Foramer. The principal amounts extinguished and the related interest savings are as follows:

                                                                      INTEREST SAVINGS
                                                           --------------------------------------
                                                           NINE MONTHS ENDED
                                              AMOUNT         SEPTEMBER 30,         YEAR ENDED         INTEREST
                                           EXTINGUISHED          1996           DECEMBER 31, 1995    RATE RANGE
                                           ------------    -----------------    -----------------    -----------
                                                                      (IN THOUSANDS)
Credit Facility.........................     $ 20,840           $   585              $ 1,563            7.5%
Current portion of long-term debt.......        8,650               240                  637         7.1% - 7.7%
Current portion of long-term lease
  obligations...........................        3,210               100                  264         6.4% - 8.6%
Long-term debt..........................        8,860               250                  660         7.1% - 7.7%
Long-term lease obligations.............        8,040               250                  657         6.4% - 8.6%
                                           ------------        --------         -----------------
          Total.........................     $ 49,600           $ 1,425              $ 3,781
                                           ============        ========         =================

     Forasol-Foramer operates in tax free jurisdictions (primarily Angola) and approximately $3,500,000 of the $3,781,000 in pro forma annual savings result from such tax jurisdictions.

     (N) Income tax effects of the pro forma adjustments included herein, based on a combined U.S. federal and state income tax rate of 36% and a French income tax rate of 33%. Such rates approximate the statutory rates in effect for the period.

     (O) Estimated increase in weighted average common shares and equivalents outstanding due to issuance of 11,099,000 shares in connection with the acquisition of Forasol-Foramer by Pride.

  SALE OF U.S. LAND-BASED WELL SERVICING OPERATIONS

     (P) Receipt of net proceeds from sale of U.S. land-based well servicing operations, net of $44,600,000 of estimated federal and state income taxes, repayment of approximately $45,900,000 of debt collateralized by the assets sold and prepayment of approximately $4,000,000 of lease payments on transferred assets subject to operating leases. Also, elimination of the assets to be sold and the liabilities to be transferred and reflection of an estimated gain of approximately $54,200,000 on the sale.

     (Q) Repayment of $30,000,000 of debt incurred in connection with the acquisition of Forasol-Foramer out of the net proceeds to be received from the sale of Pride's U.S. land-based well servicing operations.

     (R) Elimination of the results of operations related to the assets of Pride's U.S. land-based well servicing business to be sold.

     (S) Restoration of a portion of the historical interest income reduced by adjustment (M), above, as a result of a net $10,750,000 cash to be generated from the sale of Pride's U.S. land-based well servicing operations.

     (T) Elimination of interest expense on $30,000,000 of debt incurred as part of the acquisition of Forasol-Foramer to be repaid out of the net proceeds to be received from the sale of Pride's U.S. land-based well servicing operations.

     (U)  Adjustment of income tax expense as follows:

                                             NINE MONTHS
                                                ENDED             YEAR ENDED
                                          SEPTEMBER 30, 1996   DECEMBER 31, 1995
                                          ------------------   -----------------
                                                      (IN THOUSANDS)
Elimination of actual income tax expense
 incurred by U.S. land-based
 operations.............................       $ (1,008)            $(2,873)
Income tax effects of pro forma
  adjustments based on a combined U.S.
  federal and state income tax rate of
  36%, which rate approximates the
  combined statutory rate in effect for
  the period............................            545                 725
                                          ------------------   -----------------
                                               $   (463)            $(2,148)
                                          ==================   =================

                                    SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                          PRIDE PETROLEUM SERVICES, INC.
                                          By:  /s/ EARL McNIEL
                                                   EARL MCNIEL
                                          VICE PRESIDENT AND CHIEF FINANCIAL
                                                       OFFICER

Date:  March 7, 1997

                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER                       DESCRIPTION
    ------  ------------------------------------------------------------------
      2.1 Purchase Agreement, dated as of December 23, 1996, by and between Pride Petroleum Services, Inc. and Dawson Production Services, Inc.

      2.2 First Amendment to Purchase Agreement, dated as of February 20, 1997, by and between Pride Petroleum Services, Inc. and Dawson Production Services, Inc.